Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® Introduces Enterprise-Class File Transfer Solution to SMB Market

Enhanced File Transfer Server Version 6.0 Bridges Small to Large Enterprise Gap

SAN ANTONIO, TEXAS, March 9, 2009 - GlobalSCAPE, Inc. (AMEX: GSB), a leading developer of file transfer solutions, today announced Enhanced File Transfer ServerTM Version 6.0. This newest version of GlobalSCAPE's flagship information-sharing solution brings enterprise-class compliance and other high-end file transfer protocol (FTP) capabilities to the small-to-medium (SMB) market at affordable price points.

Along with a host of powerful new features, the introduction of Enhanced File Transfer Server Version 6.0 marks a rebranding of the company's flagship FTP solutions. GlobalSCAPE's legacy Secure FTP ServerTM and EFT ServerTM solutions are now available as EFT ServerTM and EFT Server EnterpriseTM, respectively. Additionally, with the new offering, GlobalSCAPE has adopted a common, scalable solution suite that accommodates a broad family of add-on modules to support customers' ever increasing information sharing needs, while also maintaining backward compatibility with the company's legacy products.

GlobalSCAPE add-on solutions such as the Auditing and Reporting Module (ARM), High-Security Payment Card Industry (HS-PCI) Module, OpenPGP Module, Web Transfer Client, and DMZ Gateway now are available for Secure FTP Server customers who upgrade to EFT Server or EFT Server Enterprise. The add-on modules and solutions give SMB customers the full functionality to address regulatory compliance requirements with a proven, scalable FTP solution. Larger enterprises also can implement EFT Server 6.0 in a hub-and-spoke architecture, with EFT Server Enterprise deployed as the hubs and EFT Server as the spokes.

"We're changing the FTP game by bringing to SMB customers high-end capabilities previously associated with expensive enterprise-class solutions," said Robert Oslin, Director of Product Management at GlobalSCAPE. "Our new EFT Server 6.0 has unequivocally surpassed the legacy Secure FTP Server competition because proven performance and years of enterprise-level enhancements are integrated into the solution suite. With 6.0, we've set a new standard with the most powerful SMB FTP server on the market, bar none."

Because it delivers an integrated solution suite, GlobalSCAPE EFT Server 6.0 provides straightforward upgrade paths. For example, thousands of Secure FTP Server 3.x customers now can upgrade directly to EFT Server 6.0. These users and EFT Server 5.0 customers also can upgrade their legacy installations to EFT Server Enterprise 6.0.

EFT Server Enterprise supports large-enterprise installations and now includes a powerful disaster recovery and staging tool and Oracle database support. EFT Server Enterprise also is compatible with the new Advanced Workflow Engine (AWE) Module released by GlobalSCAPE last month. The AWE Module provides over 200 built-in 'drag and drop' workflow actions, including sending SNMP traps, communicating with mainframe computers, redirecting or relocating files, integrating SQL and XML capabilities, and executing third-party applications, custom programs, and batch files.

"Our Version 6.0 suite of solutions reflects almost two years of cumulative development effort since the last major release of EFT Server in June 2007," noted Tim Barton, GlobalSCAPE Vice President and Chief Engineer. "We have incorporated significant customer and market feedback and leveraged our substantial file transfer expertise to deliver this much-enhanced solution. No other managed file transfer product provides an equivalent level of compatibility with industry standards and support for regulatory compliance initiatives."

GlobalSCAPE EFT Server Version 6.0 is available immediately with pricing dependent upon applications and product configuration. For more information about this new product and others from the company, please visit www.globalscape.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (AMEX: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or to business partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2007 calendar year, as amended by Form 10-K/A Number 1 filed with the Security Exchange Commission on August 28, 2008.